UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2018

BEMAX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-197756	46-554081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

625 Silver Oak Drive Dallas, GA	30132
(Address of principal executive offices)	(Zip Code)

(770) 401-1809

(Registrant’s telephone number, including area code)

 _______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2018, the COMPANY entered into a Settlement Agreement and Stipulation (“Settlement Agreement”) with Livingston Asset Management LLC (“Livingston”) in connection with the settlement of a $570,925 Claim of GS Capital Fund (“Claim Amount”) against the Company. The Settlement Agreement was subject to a Federal court fairness hearing and on January 22, 2019, the United States District Court for The District of Maryland, Northern Division, Case Number 1:18-CV-03826-RDB, granted approval of the Settlement Agreement.

The Settlement Agreement provides that the Company issue to Livingston shares of the common stock of the Company (in accordance with the formula set forth in the Settlement Agreement) in one or more tranches, as necessary, and subject to certain adjustment and ownership limitations, (the “Settlement Shares”) in reliance upon an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Act”) sufficient to generate proceeds to pay the Claim Amount by sale of the Settlement Shares in the open market. At no time may Livingston beneficially own more than 9.99% of the Company’s outstanding shares. Also, pursuant to the terms of the Settlement Agreement, the Company will amend its articles of incorporation to increase the number of authorized shares of common stock, if needed. If satisfied in full, pursuant to the Settlement Agreement, the Company will eliminate or, if not satisfied in full, reduce the Claim Amount.

In connection with the transaction, the Company issued to Livingston a twelve-month convertible note in the principal amount of $40,000 bearing interest of 10% per year to cover legal fees and other expenses of Livingston. The Note is convertible into shares of the Company’s common stock at 50% of the lowest closing bid price for 20 trading days prior to the date of conversion.

In connection with the Settlement Agreement and under the terms of a separate engagement letter (“Engagement Letter”) with Corinthian Partners, LLC (“Corinthian”), the Company will pay Corinthian ten percent (10%) of the dollar amount of the Claim Amount extinguished pursuant to the Settlement Agreement for Corinthian’s investment advisory and balance sheet restructuring services.

The foregoing is a summary of the terms of the (i) Settlement Agreement and is qualified in its entirety by the Settlement Agreement attached hereto and incorporated herein as Exhibit 10.1 and (ii) the Engagement Letter and is qualified in its entirety by the Engagement Letter attached hereto and incorporated herein as Exhibit 10.2.

Item 3.02 Unregistered Sales of Equity Securities.

On April 1, 2019, in connection with the Settlement Agreement with Livingston Asset Management LLC (“Livingston”), which is described in above Item 1.01, the Company issued to Livingston 99,888,000 shares of its common stock (the “Settlement Shares”) for resale in the public markets to generate proceeds to pay some or all of the Claim Amount. On May 8, 2019 and June 10, 2019, the Company issued to Livingston 114,351,000 and 118,666,000 respectively, shares of its common stock (the “Settlement Shares”) for resale in the public markets to generate proceeds to pay some or all of the Claim Amount. The issuance of the Settlement Shares to Livingston was made in reliance upon an exemption from registration provided under Section 3(a)(10) of the Securities Act of 1933, as amended (the “Act”).  The Settlement Shares are deemed to be free trading, free of a restrictive legend.

As a result of the issuance of the 332,905,000 Settlement Shares to Livingston, there are currently 1,624,861,767 shares of the Company’s common stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits The following exhibits are filed with this report:

                    Exhibit No. Description

10.1       [SETTLEMENT AGREEMENT]

10.2       Corinthian Engagement Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2019		[BEMAX, Inc.]

	By:	/s/ Taiwo Aimasiko
	Name:	Taiwo Aimasiko

	Title:	President and CEO

Exhibit 10.1

SETTLEMENT AGREEMENT AND STIPULATION

Exhibit 10.2

CORINTHIAN LETTER ENGAGEMENT